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                                                                      Exhibit 12

                             DENBURY RESOURCES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                        THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,                          ENDED
                                         ----------------------------------------------------------       MARCH 31,
                                            1998        1999        2000        2001        2002            2003
                                         ----------  ----------  ----------  ----------  ----------     ------------

EARNINGS:
Pretax income from continuing
  operations                               (302,765)      4,614      74,933      81,374      70,315          27,538
Equity in earnings of affiliates                 --          --          --          --         (55)            (16)
Fixed charges                                17,763      16,186      15,712      22,896      27,408           6,603
                                         ----------  ----------  ----------  ----------  ----------      ----------
     EARNINGS                              (285,002)     20,800      90,645     104,270      97,668          34,125
                                         ----------  ----------  ----------  ----------  ----------      ----------

FIXED CHARGES:
Interest expense                             17,534      15,795      15,255      22,335      26,833           6,461
Interest component of rent expense              229         391         457         561         575             142
                                         ----------  ----------  ----------  ----------  ----------      ----------
     FIXED CHARGES                           17,763      16,186      15,712      22,896      27,408           6,603
                                         ----------  ----------  ----------  ----------  ----------      ----------

RATIO OF EARNINGS TO FIXED CHARGES         ---(a)           1.3         5.8         4.6         3.6             5.2
                                         ==========  ==========  ==========  ==========  ==========      ==========

(a) Earnings were inadequate to cover fixed charges as there was a $285 million deficiency.